Form of Lock-up Agreement

Common Stock of E.R.C. Energy Recovery Corporation

The __________shares of the Common Stock of E.R.C. Energy Recovery Corporation, a Delaware corporation (the “Company”), that will be subject to this Lock-Up Agreement (“Agreement”) are registered in the name of _____________ and are beneficially owned by same (the "Shares").

For purposes of this Lock-up Agreement, use of the first person (“I”, “my”, etc.) shall refer to ___________.

In order to help maintain an orderly public trading market, I hereby agree that I will abide by the following terms in connection with the Shares:

1. From April 22, 2014 through the Market Maturity Date, as defined in paragraph 5 below, I agree not to convert, sell, transfer, pledge or otherwise dispose of, except as described in paragraph 3, any portion of the Shares.

2. Commencing 12:01 am Eastern Time on the day following the Market Maturity Date, the lock-up provisions of this Agreement will no longer apply and I will be permitted to sell, convert, pledge, transfer or otherwise dispose of, any portion of the Shares, except as may be otherwise prohibited or restricted by the Securities Act and the rules and regulations promulgated thereunder.

3. The prohibition in paragraph 1 above shall not apply to a private transfer of the Shares, with restrictive legends, so long as the transferee of such Shares agrees to be bound by this Agreement, and executes an Agreement substantially identical to this Agreement.

4. In order to enable the aforesaid covenants, I hereby consent to the Shares being sent to the Company’s transfer agent and that a new certificate shall be issued in its place, with a legend reflecting the foregoing lock up restrictions, with the date of release from lock-up restrictions indicated on the certificate as “Market Maturity Date” or similar designation. No further authorization or procedure will be necessary upon or after the release date indicated on the certificate other than the submission to the transfer agent of the appropriate certificate with a request to remove the legend, counter-signed by an executive officer of the Company.

5. “Market Maturity Date” means the date upon which the earlier of the following occur: (i) the average daily trading volume of the Company’s Common Stock over any 30 day trading period  reaches $80,000 (calculated by multiplying the daily volume by the closing last trade share price for that trading day); or (ii) aggregate revenue of the Company, beginning on the date of this Agreement, reaches $25 million, as reported on its published SEC periodic filings.

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Initials

By affixing my signature to this Agreement, I hereby agree to accept and abide by the terms and conditions set forth above. I further agree to comply with any and all other rules and regulations of the Securities Act that may be applicable to the execution of this Agreement.

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Name

Date

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